        As filed with the Securities and Exchange Commission on January 14, 1999

                                                  Registration No. 333-_________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933
                           TRANSAMERICA CORPORATION
              (Exact name of issuer as specified in its charter)

                  DELAWARE                           94-0932740
         (State or jurisdiction of      (I.R.S. Employer Identification No.)
       incorporation or organization)

            600 MONTGOMERY STREET, SAN FRANCISCO, CALIFORNIA 94111
                    (Address of Principal Executive Offices)

           TRANSAMERICA CORPORATION 1996 STOCK OPTION AND AWARD PLAN
                            (Full Title of the Plan)

                           Shirley H. Buccieri, Esq.
              Senior Vice President, General Counsel and Secretary
                            Transamerica Corporation
             600 Montgomery Street, San Francisco, California 94111
                    (Name and address of agent for service)

          Telephone number, including area code of agent for service:
                                 (415) 983-4000

                                   Copies to:
                             John E. Aguirre, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                       Old Federal Reserve Bank Building
                               400 Sansome Street
                        San Francisco, California 94111

Title of Securities    Amount to be       Proposed Maximum     Proposed Maximum     Amount of
 to be Registered      Registered         Offering Price Per   Aggregate Offering   Registration Fee (1)
                                          Share (1)            Price (1)
Common Stock           2,000,000 shares   $117.563             $235,126,000         $65,366

(1) Estimated solely for the purpose of calculating the registration fee on the basis of $117.563 per share, the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on January 11, 1999. Such per share prices do not give effect to the stock dividend payable on January 15, 1999, which stock dividend automatically shall be taken into account thereafter pursuant to Rule 416.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this Registration
Statement: (i) Transamerica Corporation's (the "Corporation") latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act") that contains audited financial statements for the Corporation's latest fiscal year for which such statements have been filed; (ii) all other reports filed by the Corporation pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Corporation's latest annual report; and (iii) the description of the Corporation's common stock contained in the Corporation's Registration Statement on Form 8-A, as it may have been amended from time to time. All documents filed by the Corporation after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by Section 145 of the Delaware Corporation Law, the Corporation's Certificate of Incorporation eliminates the personal liability of its directors to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchases) or (iv) any transaction from which the director derived an improper personal benefit.

As authorized by Section 145 of the Delaware Corporation Law, the Corporation's By-Laws provide for indemnification of directors, officers, employees and agents in certain cases. Indemnification shall be provided when a person is made a party or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director or officer of the Corporation or a director, officer, employee or agent of another enterprise, serving as such at the request of the Corporation; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that the director or officer did not act in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful; and provided, further, that, except as to actions to enforce indemnification rights, the Corporation shall indemnify any such person seeking indemnification in connection with any action, suit or proceeding (or part thereof) initiated against any such person only if the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. When indemnification is required, the director or officer shall be indemnified for losses, liabilities and expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him or her in connection therewith.

If such proceeding is brought by or on behalf of the Corporation, such person shall be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interest of the Corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the Corporation; however, a court may, even in such case, allow indemnification to such person for such expenses as the court deems proper.

The Corporation's By-Laws provide that, notwithstanding the foregoing, where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her unless the Corporation has determined that indemnification of such person is not proper because he or she has not met the applicable standard of conduct.

In addition to the above, the Corporation has entered into Indemnification Agreements (the "Indemnification Agreements") with each of its directors. The Indemnification Agreements provide directors with generally the same indemnification by the Corporation as is set forth in the immediately preceding paragraphs except that the Indemnification Agreements differ from the By-Laws in the following significant respects: (1) following a change in control (as defined) of the Corporation, approval by the Board of Directors of the Corporation of a claim initiated by a director is not required as a condition to such person's indemnification rights; and (2) no indemnification shall be provided to a director if a final adjudication or judgment adverse to such person establishes that such person did not meet the required standard of care and such person's actions were material to the cause of action adjudicated or, with respect to an action brought by or in the right of the Corporation, that such person committed an act for which personal liability has not been eliminated under the Corporation's Certificate of Incorporation.

The Indemnification Agreements also provide for (i) arbitration of indemnification claims after a change in control of the Corporation, (ii) if a potential change in control or a change in control occurs, the establishment of a trust for the benefit of an indemnitee of reasonably anticipated indemnification amounts, and (iii) if the indemnification provided in the Indemnification Agreements is not available, contribution by the Corporation based on the relative benefits to the Corporation and the indemnitee and the relative fault of the Corporation and the indemnitee.

There is directors and officers liability insurance currently in force which insures directors and officers of the Corporation. The policy covers losses for which the Corporation shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policy also covers losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by the Corporation. The losses covered by the policy are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policy contains certain deductible provisions.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.   EXHIBITS

4.1 Transamerica Corporation 1996 Stock Option and Award Plan, as amended (and incorporated by reference from Exhibit 10.35 of the Registrant's Annual Report on Form 10-K (File No. 1-2964) for the year ended December 31, 1997 and from Exhibit 4.3 to Registration Statement No. 333-23945).

4.2 Form of Nonqualified Stock Option Agreement under the Registrant's 1996 Stock Option and Award Plan (incorporated by reference from Exhibit 4.4 to Registration Statement No. 333-23945).

4.3 Form of Nonqualified Stock Option Agreement granted with Tandem Limited Stock Appreciation Right under the Registrant's 1996 Stock Option and Award Plan (incorporated by reference from Exhibit 4.5 to Registration Statement No. 333-23945).

4.4 Form of Tandem Limited Stock Appreciation Right under the Registrant's 1996 Stock Option and Award Plan (incorporated by reference from Exhibit
      4.6 to Registration Statement No. 333-23945).

4.5 Form of $125 Nonqualified Stock Option Agreement under the Registrant's 1996 Stock Option and Award Plan (incorporated by reference from Exhibit
      10.4 to Registrant's Quarterly Report on Form 10-Q (File No. 1-2964) for the quarter ended March 31, 1998).

4.6 Form of $150 Nonqualified Stock Option Agreement granted with Tandem Limited Stock Appreciation Right under the Registrant's 1996 Stock Option and Award Plan (incorporated by reference from Exhibit 10.5 to Registrant's Quarterly Report on Form 10-Q (File No. 1-2964) for the quarter ended March 31, 1998).

4.7 Form of Tandem Limited Stock Appreciation Right (Tandem to $150 Options) under the Registrant's 1996 Stock Option and Award Plan (incorporated by reference from Exhibit 10.6 to Registrant's Quarterly Report on Form 10-Q (File No. 1-2964) for the quarter ended March 31, 1998).

5.1   Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1  Consent of Ernst & Young LLP.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is contained in Exhibit 5.1 to this

      Registration Statement.

24.1  Power of Attorney of Directors.

ITEM 9.   UNDERTAKINGS


      (a) The undersigned Registrant hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures


THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 12th day of January, 1999.


TRANSAMERICA CORPORATION
     (Registrant)


/s/ Burton E. Broome
--------------------
Burton E. Broome
Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                      Title                    Date


Principal Executive Officer:    President and Chief             January 12, 1999
                                Executive Officer


/s/ Frank C. Herringer
----------------------
Frank C. Herringer


Principal Financial Officer:    Executive Vice President        January 12, 1999
                                and Chief Financial Officer


/s/ Edgar H. Grubb
------------------
Edgar H. Grubb


Principal Accounting Officer:    Vice President and             January 12, 1999
                                 Controller


/s/ Burton E. Broome
--------------------
Burton E. Broome

Directors:


* Samuel L. Ginn
------------------------------
Samuel L. Ginn                        Director             January 12, 1999

* Frank C. Herringer
------------------------------
Frank C. Herringer                    Director             January 12, 1999

* Robert W. Matschullat
------------------------------
Robert W. Matschullat                 Director             January 12, 1999

* Gordon E. Moore
------------------------------
Gordon E. Moore                       Director             January 12, 1999

* Toni Rembe
------------------------------
Toni Rembe                            Director             January 12, 1999

* Condoleezza Rice
------------------------------
Condoleezza Rice                      Director             January 12, 1999

* Charles R. Schwab
------------------------------
Charles R. Schwab                     Director             January 12, 1999

* Forrest N. Shumway
------------------------------
Forrest N. Shumway                    Director             January 12, 1999


------------------------------
Peter V. Ueberroth                    Director             January __, 1999


*By: /s/ Burton E. Broome
     ------------------------------
     Burton E. Broome
     Attorney-in-Fact

A majority of the members of the Board of Directors.

                                 EXHIBIT INDEX

4.1 Transamerica Corporation 1996 Stock Option and Award Plan, as amended (and incorporated by reference from Exhibit 10.35 of the Registrant's Annual Report on Form 10-K (File No. 1-2964) for the year ended December 31, 1997 and from Exhibit 4.3 to Registration Statement No. 333-23945).

4.2 Form of Nonqualified Stock Option Agreement under the Registrant's 1996 Stock Option and Award Plan (incorporated by reference from Exhibit 4.4 to Registration Statement No. 333-23945).

4.3 Form of Nonqualified Stock Option Agreement granted with Tandem Limited Stock Appreciation Right under the Registrant's 1996 Stock Option and Award Plan (incorporated by reference from Exhibit 4.5 to Registration Statement No. 333-23945).

4.4 Form of Tandem Limited Stock Appreciation Right under the Registrant's 1996 Stock Option and Award Plan (incorporated by reference from Exhibit
      4.6 to Registration Statement No. 333-23945).

4.5 Form of $125 Nonqualified Stock Option Agreement under the Registrant's 1996 Stock Option and Award Plan (incorporated by reference from Exhibit
      10.4 to Registrant's Quarterly Report on Form 10-Q (File No. 1-2964) for the quarter ended March 31, 1998).

4.6 Form of $150 Nonqualified Stock Option Agreement granted with Tandem Limited Stock Appreciation Right under the Registrant's 1996 Stock Option and Award Plan (incorporated by reference from Exhibit 10.5 to Registrant's Quarterly Report on Form 10-Q (File No. 1-2964) for the quarter ended March 31, 1998).

4.7 Form of Tandem Limited Stock Appreciation Right (Tandem to $150 Options) under the Registrant's 1996 Stock Option and Award Plan (incorporated by reference from Exhibit 10.6 to Registrant's Quarterly Report on Form 10-Q (File No. 1-2964) for the quarter ended March 31, 1998).

5.1   Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1  Consent of Ernst & Young LLP.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1  Power of Attorney of Directors.